                                                              EXHIBIT 3(B)(VIII)

                     AMENDMENT TO PARTICIPATION AGREEMENT

     Pursuant to the Participation Agreement, made and entered into as of the 13th day of April 1998, by and among MFS Variable Insurance Trust, American General Life Insurance Company and Massachusetts Financial Services Company, the parties do hereby agree to an amended Schedule A as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on __________, 1998.


                         AMERICAN GENERAL LIFE INSURANCE COMPANY
                         By its authorized officer,

                         By: /s/ Larry M. Robinson
                             ------------------------------------

                         Title: Vice President
                                ---------------------------------



                         MFS VARIABLE INSURANCE TRUST,
                         ON BEHALF OF THE PORTFOLIOS
                         By its authorized officer,

                         By: /s/ James R. Bordewick, Jr.
                             ------------------------------------
                             James R. Bordewick, Jr.
                             Assistant Secretary


                         MASSACHUSETTS FINANCIAL SERVICES COMPANY
                         By its authorized officer,



                         By: /s/ Jeffrey L. Shames
                             ------------------------------------
                             Jeffrey L. Shames
                             Chairman and Chief Executive Officer

                                                                December 1, 1998

                                  SCHEDULE A


                       ACCOUNTS, POLICIES AND PORTFOLIOS
                    SUBJECT TO THE PARTICIPATION AGREEMENT
                    --------------------------------------



===================================================================================================================
          NAME OF SEPARATE
          ACCOUNT AND DATE                             POLICIES FUNDED                        PORTFOLIOS
   ESTABLISHED BY BOARD OF DIRECTORS                 BY SEPARATE ACCOUNT                  APPLICABLE TO POLICIES
===================================================================================================================
American General Life Insurance Company         Platinum Investor I Flexible Premium     MFS Emerging Growth Series
       Separate Account VL-R                             Life Insurance Policy
           (May 1, 1997)                                 Policy Form No. 97600

                                                Platinum Investor II Flexible Premium
                                                         Life Insurance Policy
                                                         Policy Form No. 97610

American General Life Insurance Company         Platinum Investor Variable Annuity       MFS Emerging Growth Series
       Separate Account D                                Policy Form No. 98020
       (November 19, 1973)
-------------------------------------------------------------------------------------------------------------------